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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Thirty Nine                        Thirteen
                                                           Weeks Ended                      Weeks Ended
                                                  ---------------------------     ---------------------------
                                                     Sept. 25,       Sept. 26,        Sept. 25,     Sept. 26,
                                                          1999           1998              1999          1998
                                                  ------------   -------------    -------------   -----------
Earnings available for earnings per share:

Income from continuing operations                 $     30,304   $     23,155           12,074   $      9,239
Discontinued operations, net of income taxes                          (22,589)
                                                  ------------   ------------     ------------   ------------
Net income                                        $     30,304   $        566     $     12,074   $      9,239
                                                  ============   ============     ============   ============






Average number of common shares
    outstanding                                         10,149         11,223            9,954         10,743

  Plus: Incremental shares from
    assumed exercise of stock
    options                                                121             93              122            109
                                                  ------------   ------------     ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                         10,270         11,316           10,076         10,852
                                                  ============   ============     ============   ============

Diluted earnings per share:
  Income from continuing operations               $       2.95   $       2.05     $       1.20   $       0.85
  Loss from discontinued operations                                     (2.00)
                                                  ------------   ------------     ------------   ------------
Diluted earnings per share                        $       2.95   $       0.05     $       1.20   $       0.85
                                                  ============   ============     ============   ============
                                          27
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